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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

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     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of Earliest Event Reported):


                                 AUGUST 5, 1997


                         COMMISSION FILE NUMBER 0-26304


                         SUNSTONE HOTEL INVESTORS, INC.
             (Exact Name of Registrant as Specified in its Charter)

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           MARYLAND                                       52-1891908
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)


           115 CALLE DE INDUSTRIAS, SUITE 201, SAN CLEMENTE, CA 92672
              (Address of Principal Executive Offices) (Zip Code)


                                 (714) 361-3900
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

         On August 5, 1997, Sunstone Hotel Investors, Inc., a Maryland corporation (the "Company") entered into a definitive agreement to acquire all the capital stock of Kahler Realty Corporation, a privately held Minnesota corporation ("Kahler") for approximately $322 million from Westbrook Real Estate Fund I, L.P. and Westbrook Real Estate Co-Investment Partnership I, L.P., affiliates of Westbrook Partners, L.L.C., a real estate investment firm. The acquisition of Kahler, which owns and operates 17 hotels with an aggregate of 4,255 rooms, will almost double the number of hotel rooms in the Company's portfolio from the current number. The transaction is expected to close during the fourth quarter of 1997. The $322 million consideration to be paid at closing will consist of approximately $95 million in cash, $25 million of newly issued preferred stock and $32 million of newly issued common stock of the Company, and the assumption of approximately $170 million of debt which, after closing, will be kept in place, refinanced or retired.

         The acquisition is described in greater detail in the Stock Purchase Agreement and in the press release filed as exhibits to this report on Form 8-K.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired. The historical financial statements required to be provided in this Form 8-K are impracticable to file at this time but will be filed under cover of Form 8-K/A as soon as practicable in accordance with the requirements of Form 8-K.

        (b) Pro Forma Financial Information. The pro forma financial information required to be provided in this Form 8-K is impracticable to file at this time but will be filed under cover of Form 8-K/A as soon as practicable in accordance with the requirements of Form 8-K.

        (c) Exhibits.

            10.1   Stock Purchase Agreement dated as of August 5, 1997.

            99.1   Press Release dated August 6, 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SUNSTONE HOTEL INVESTORS, INC.

Date: August 13, 1997                      By:  /s/ ROBERT A. ALTER
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                                                    Robert A. Alter, President